AGREEMENT FOR ASSIGNMENT OF THE CREDITOR’S RIGHTS

This Agreement for Assignment of the Creditor’s Rights (“Agreement”) is agreed and signed on April 10, 2004, in Almaty, the Republic of Kazakhstan (“Kazakhstan”)

AMONG

Vector Energy West LLP, established and existing under the laws of Kazakhstan, located at the following address: Suite 1, 11/13 Baiseitova Str., Almaty, Kazakhstan (“Debtor”), represented by Mr. Nikolay Ivanovich Kryuchkov, General Director, from one side,

Lorgate Management Inc., established and existing under the laws of the British Virgin Islands, located at the following address: P.O. Box 3149, Pasea Estate, Road Town, Torolla, British Virgin Islands (“Assignor”), represented by Mr. L. Davis, Director, acting in accordance with the Charter, from the second side,

AND

Big Sky Energy Atyrau Ltd., a company established and existing under the laws of the Province of Alberta, Canada, having its Head Office located at Suite 1980, 440 – 2 Avenue SW, Calgary, Alberta, Canada T2P 5E9 (“Assignee”), represented by Mr. Maxim Bulatovich Telemtayev, Authorized Representative, acting in accordance with the Power of Attorney dated April 1, 2004, from the third side.

Debtor, Assignor and Assignee may collectively be referred to as “Parties” and individually as “Party”.

WHEREAS, Debtor and Assignor entered into Agreement for Financing No. LM-61, dated June 23, 2003, later amended by the Supplementary Agreement No. 1, dated June 25, 2003 between same parties (“Financing Agreement”), whereupon Debtor received from Assignor US$505,000.00 (five hundred five thousand US Dollars) as a loan at the rate of 10% per annum for the period of 12 (twelve) calendar months for financing payment of subscription bonuses and historical costs with regard to Atyrau and Liman-2 blocks (“Loan”);

WHEREAS, Assignee is desirous to acquire the rights and obligations of Assignor under Financing Agreement, Assignor agrees to assign all those rights and obligations, and Debtor does not object to such assignment; and

THEREFORE, Parties hereby agree and covenant as follows:

ARTICLE 1

SUBJECT OF AGREEMENT

1.1

Assignor hereby assigns to Assignee for consideration, and Assignee hereby accepts from Assignor all and any existing and future rights and obligations of Assignor under Financing Agreement (“Assignment of Rights”) and pays to Assignor the price for Assignment of Rights fixed in this Agreement.

1.2

The Assignment of Rights shall occur automatically upon receipt by the Assignor or US$570,000.00 (five hundred seventy thousand US Dollars) in accordance with Clauses 2.1 and 2.2 hereof.

1.3

Debtor hereby understands, acknowledges and fully agrees with Assignment of Rights under this Agreement.

1.4

Parties confirm and agree that Assignor will not have any rights and obligations under Financing Agreement upon receipt by Assignor of US$570,000.00 (five hundred seventy thousand US Dollars) in accordance with Clauses 2.1 and 2.2 of this Agreement.

ARTICLE 2

PRICE FOR ASSIGNMENT OF RIGHTS

2.1

For Assignment of Rights specified in Clause 1.1 hereof, Assignee pays to Assignor US$570,000.00 (five hundred seventy thousand US Dollars) (“Price of Assignment”). Price of Assignment includes all and any applicable taxes established and applied by a respective country having jurisdiction with regard to Parties hereof.

2.2

Price of Assignment is paid by Assignee in lump sum payment until May 10, 2004 to the following bank account of the Assignor:

Credit Lyonnais (Suisse) SA
Rue Du Stand 64, Case Postale
CH – 1211 Geneve 11
SWIFT: CRLY CH GG
Account No. 00-27185.8.002.002

Corresponding bank for USD:
Credit Lyonnais, New York
SWIFT: CRLY US 33

2.3

In case the Assignee does not pay the Price of Assignment under Clause 2.2, this Agreement shall be deemed to be automatically terminated.

ARTICLE 3

TRANSFER OF DOCUMENTS

3.1

In order Assignee can exercise the acquired rights, within 2 (two) calendar days after receipt by Assignor of US$570,000.00 (five hundred seventy thousand US Dollars) in accordance with Clauses 2.1 and 2.2 of this Agreement, Assignor transfers to Assignee under a transfer acceptance act the following documents:

(a)    Original Financing Agreement; and

(b)    Copies of the payment documents evidencing transfer of Loan to Debtor.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARTIES

4.1

Representations and warranties of Assignor: Assignor represents and warrants to Assignee that:

(a)    it has all necessary right and powers to execute this Agreement;

(b)    execution of this Agreement does not violate and agreements, laws, court rulings and orders affecting or binding upon it, and does not require permit from third parties;

(c)    Financing Agreement is in full force and effect as of the execution date of this Agreement and creates lawful and valid rights of Assignor, enforceable with regard to Debtor under its provisions; and

(d)    to the best of Assignor’s knowledge, Debtor did not breach Financing Agreement and no default occurred and occurs under Financing Agreement, and Assignor is not aware of any circumstances which might expect a potential default under Financing Agreement.

4.2

Representations and warranties of Assignee: Assignee represents and warrants to Assignor that:

(a)    it has all necessary rights and powers to execute this Agreement; and

(b)    execution of this Agreement does not breach any agreements, laws, court rulings and orders affecting or binding upon it, and does not require permit from third parties.

ARTICLE 5

GOVERNING LAW AND DISPUTE SETTLEMENT

5.1

This Agreement shall be governed, construed and interpreted in accordance with the laws of Kazakhstan.

5.2

All disputes, controversies or claims arising from or related to this Agreement or breach, termination or invalidity hereof are subject to settlement in courts of Kazakhstan in accordance with the laws of Kazakhstan.

ARTICLE 6

MISCELLANEOUS

6.1

This Agreement shall become effective from the moment of its signing by Parties.

6.2

All information and all discussions under this Agreement shall be kept strictly confidential and shall not be disclosed without mutual consent of Parties.

6.3

Neither rights nor obligations of either Party may be transferred to third parties without prior explicit written consent for such transfer given by the other Party.

6.4

Any amendments to this Agreement shall be made in writing only and signed by duly authorized representatives of Parties.

6.5

In the event any of provisions or a part hereof is declared invalid, such invalidity shall not affect or diminish validity of remaining provisions hereof that shall retain valid and effective.

6.6

This Agreement has been signed in 6 (six) original counterparts in Russian and English. In the event of any discrepancies between the texts of this Agreement in Russian and English, the Russian wording shall prevail.

IN WITNESS WHEREOF, Parties signed this Agreement on the date first shown above.

Assignor

Lorgate Management Inc.:

/s/ Mr. L. Davis

(Seal of Lorgate Management Inc.)

Mr. L. Davis

Director

Assignee:

Big Sky Energy Atyrau Ltd.:

/s/ Maxim Bulatovich Telemtayav

(Seal of Big Sky Energy Atyrau Ltd.)

Maxim Bulatovich Telemtayev

Authorized Representative

Debtor

Vector Energy West LLP:

/s/ Mr. Nikolay Ivanovich Kryushkov

(Seal of Vector Energy West LLP)

Mr. Nikolay Ivanovich Kryushkov

President